                                                                    EXHIBIT 99.1

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS


                  Years ended December 31, 2001, 2000 and 1999




                                    CONTENTS

Reports of Independent Certified Public Accountants........................1


Consolidated Financial Statements:

Consolidated Balance Sheets................................................3

Consolidated Statements of Operations......................................4

Consolidated Statements of Shareholder's Equity............................5

Consolidated Statements of Cash Flows......................................6

Notes to Consolidated Financial Statements.................................7

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholder
Engle Holdings Corp.

We have audited the accompanying consolidated balance sheet of Engle Holdings Corp., and subsidiaries as of December 31, 2001 and the related consolidated statements of operations, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company`s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engle Holdings Corp. and subsidiaries at December 31, 2001, and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                                           /s/ ERNST & YOUNG LLP

Miami, Florida
January 18, 2002

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholder
Engle Holdings Corp.

We have audited the accompanying consolidated balance sheet of Engle Holdings Corp., and subsidiaries as of December 31, 2000 and the related consolidated statements of operations, shareholder's equity and cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Engle Holdings Corp. and subsidiaries at December 31, 2000, and the results of their operations and their cash flows for the periods from November 22, 2000 to December 31, 2000 and November 1, 2000 to November 21, 2000, and for the fiscal years ended October 31, 2000 and 1999, in conformity with accounting principles generally accepted in the United States of America.

                                                            /s/ BDO SEIDMAN, LLP

Miami, Florida
February 27, 2001

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS


                                                                       DECEMBER 31
                                                              ------------------------------
                                                                2001                  2000
                                                              --------              --------
                                                            (IN THOUSANDS, EXCEPT SHARE DATA)
ASSETS
Homebuilding:
   Cash and cash equivalents:
     Unrestricted                                             $ 57,487              $ 15,460
     Restricted                                                  7,738                 3,841
   Inventories                                                 456,303               444,070
   Property and equipment, net                                   5,474                 5,330
   Other assets                                                 27,126                21,549
   Goodwill, net of accumulated amortization
     of $953 and $105, respectively                             14,788                15,128
   Deferred tax asset                                            4,169                 9,557
                                                              --------              --------
                                                               573,085               514,935
Financial Services:
   Cash and cash equivalents:
     Unrestricted                                                7,930                 2,618
     Restricted                                                 19,605                 6,364
     Mortgage loans held for sale                               50,933                14,406
     Other assets                                                3,295                 1,240
                                                              --------              --------
                                                                81,763                24,628
                                                              --------              --------
Total assets                                                  $654,848              $539,563
                                                              ========              ========

LIABILITIES
Homebuilding:
   Accounts payable and accrued liabilities                   $ 34,226              $ 27,293
   Customer deposits                                            21,994                21,817
   Consolidated land bank obligations                           30,022                    --
   Borrowings                                                  202,938               217,532
   Senior notes payable                                         12,897                38,065
                                                              --------              --------
                                                               302,077               304,707
                                                              --------              --------
Financial Services:
   Accounts payable and accrued liabilities                     18,828                 6,035
   Financial service borrowings                                 38,689                 9,071
                                                              --------              --------
                                                                57,517                15,106
                                                              --------              --------
Total liabilities                                              359,594               319,813

Minority interest                                               35,696                    --

SHAREHOLDER'S EQUITY
Common stock, $.01 par, 50,000 shares authorized
    and 9,500 shares issued and outstanding                         --                    --
Additional paid-in capital                                     215,709               215,709
Retained earnings                                               43,849                 4,041
                                                              --------              --------
Total shareholder's equity                                     259,558               219,750
                                                              --------              --------
Total liabilities and shareholder's equity                    $654,848              $539,563
                                                              ========              ========



SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)


                                                   PERIOD FROM     PERIOD FROM
                                                    NOVEMBER 22,    NOVEMBER 1,
                                  YEAR ENDED       2000 THROUGH    2000 THROUGH           YEAR ENDED OCTOBER 31,
                                 DECEMBER 31,      DECEMBER 31,     NOVEMBER 21,       -------------------------
                                     2001              2000            2000              2000              1999
                                 -------------     -----------    -------------        -------------------------
                                  (SUCCESSOR)      (SUCCESSOR)    (PREDECESSOR)              (PREDECESSOR)
Homebuilding:
   Revenues:
     Sales of homes                $958,125         $82,999         $  25,768          $794,445         $704,563
     Sales of land                   10,499           1,374               360            24,053           11,236
     Rent and other                   5,412             351               400             3,383            3,450
                                   --------         -------         ---------          --------         --------
                                    974,036          84,724            26,528           821,881          719,249
                                   --------         -------         ---------          --------         --------

   Costs and expenses:
     Cost of sales-homes            763,708          68,189            21,385           664,818          593,046
     Cost of sales-land               9,639           1,326               268            21,405           10,659
     Selling, general and
       administrative                95,947           8,247             4,726            79,158           71,079
     Acquisition and
       merger related
       charges                        1,864              --            20,118                --               --
     Depreciation and
       amortization                   6,457             721               330             6,108            5,604
                                   --------         -------         ---------          --------         --------
                                    877,615          78,483            46,827           771,489          680,388
                                   --------         -------         ---------          --------         --------
Homebuilding pretax income
   (loss)                            96,421           6,241           (20,299)           50,392           38,861
                                   --------         -------         ---------          --------         --------
Financial Services:
   Revenue                           32,659           2,562             1,078            22,130           22,691
   Expenses                          17,688           1,635               961            15,324           15,907
                                   --------         -------         ---------          --------         --------
Financial Services pretax
   income                            14,971             927               117             6,806            6,784
                                   --------         -------         ---------          --------         --------
Income (loss) before
   income taxes (benefit)           111,392           7,168           (20,182)           57,198           45,645
Provision (benefit) for
   income taxes                      42,068           2,764            (5,949)           21,534           17,619
                                   --------         -------         ---------          --------         --------
Net income (loss)                  $ 69,324         $ 4,404         $ (14,233)         $ 35,664         $ 28,026
                                   ========         =======         =========          ========         ========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY

                     (IN THOUSANDS, EXCEPT NUMBER OF SHARES)


                                          COMMON STOCK         ADDITIONAL
                                    -----------------------      PAID-IN       RETAINED
                                      SHARES        AMOUNT       CAPITAL        EARNINGS       TOTAL
                                    -----------    --------     ---------      ---------      ---------
PREDECESSOR COMPANY
 Amounts at October 31, 1998         11,169,000      $ 112      $ 103,134      $  58,478      $ 161,724
  Net income                                 --         --             --         28,026         28,026
  Dividends to shareholders                  --         --             --         (2,242)        (2,242)
  Common stock issued in
     connection with
     employee stock bonus
     plan                                69,000         --            882             --            882
  Common stock issued in
     connection with
     exercise of
     stock options                       10,000         --             96             --             96
  Common stock purchased
     in connection with
     Company's share
     repurchase plan                   (200,000)        (2)        (2,052)            --         (2,054)
                                    -----------      -----      ---------      ---------      ---------
 Amounts at October 31, 1999         11,048,000        110        102,060         84,262        186,432
   Net income                                --         --             --         35,664         35,664
   Dividends to
     shareholders                            --         --             --         (2,641)        (2,641)
   Common stock issued in
     connection with
     employee stock bonus
     plan                               127,000          1          1,222             --          1,223
   Common stock issued in
     connection with
     exercise of stock
     options                              5,000          1             55             --             56
   Common stock purchased
     in connection with
     Company's share
     repurchase plan                   (308,000)        (3)        (3,040)            --         (3,043)
                                    -----------      -----      ---------      ---------      ---------
Amounts at October 31, 2000          10,872,000        109        100,297        117,285        217,691
   Net loss for the period
     November 1, 2000
     through November 21, 2000               --         --             --        (14,233)       (14,233)
   Cancellation of
     Company's shares as a
     result of merger               (10,872,000)      (109)      (100,297)      (103,052)      (203,458)
                                    -----------      -----      ---------      ---------      ---------
Amounts at November 21, 2000                 --      $  --      $      --      $      --      $      --
                                    ===========      =====      =========      =========      =========

SUCCESSOR COMPANY
Conversion of Helios
   Acquisition Corporation
   stock to Company stock
   under merger                           9,500      $  --      $ 215,709      $      --      $ 215,709
Net income for the period
   November 22, 2000
   through December 31, 2000                 --         --             --          4,404          4,404
Net distributions to Parent                  --         --             --           (363)          (363)
                                    -----------      -----      ---------      ---------      ---------
Amounts at December 31, 2000              9,500         --        215,709          4,041        219,750
   Net income                                --         --             --         69,324         69,324
   Net distributions to
     Parent                                  --         --             --        (29,516)       (29,516)
                                    -----------      -----      ---------      ---------      ---------
Amounts at December 31, 2001              9,500      $  --      $ 215,709      $  43,849      $ 259,558
                                    ===========      =====      =========      =========      =========


SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                     PERIOD FROM    PERIOD FROM
                                                     NOVEMBER 22,   NOVEMBER 1,
                                       YEAR ENDED   2000 THROUGH   2000 THROUGH      YEAR ENDED OCTOBER 31,
                                       DECEMBER 31,  DECEMBER 31,   NOVEMBER 21,   ------------------------
                                          2001          2000           2000          2000          1999
                                      -----------   ------------  -------------    --------       --------
                                      (SUCCESSOR)    (SUCCESSOR)  (PREDECESSOR)        (PREDECESSOR)
OPERATING ACTIVITIES
Net income (loss)                       $ 69,324      $   4,404      $(14,233)     $ 35,644      $ 28,026
Adjustments to reconcile net income
   (loss) to net cash provided
   (required) by operating
   activities:
     Depreciation and amortization         6,457            721           330         6,108         5,604
     Impairment loss                         530            161            --         3,979         2,690
     Deferred income taxes                 5,388          2,764        (5,949)       (1,692)         (226)
     Employee stock compensation              --             --            --         1,223           882
     Other                                  (516)            --            --            --            --
     Changes in operating assets
       and liabilities:
       Restricted cash                   (17,138)          (494)            4        (1,622)       (1,018)
       Inventories                       (12,763)        (3,124)      (29,314)      (26,633)      (36,874)
       Other assets                       (9,367)        (3,525)          (61)       (1,688)       (2,699)
       Mortgages held for sale           (36,527)        (6,062)       14,027         4,951        (1,553)
       Accounts payable and accrued
         expenses                         19,726        (17,426)       16,513         2,843         5,201
       Customer deposits                     177            (62)          950         4,650         4,052
                                        --------      ---------      --------      --------      --------
       Net cash provided (required)
         by operating activities          25,291        (22,643)      (17,733)       27,783         4,085
                                        --------      ---------      --------      --------      --------

 INVESTING ACTIVITIES
 Acquisition of property and
   equipment                              (4,009)           (32)         (521)       (3,829)       (6,176)
                                        --------      ---------      --------      --------      --------
 Net cash (required) by investing
   activities                             (4,009)           (32)         (521)       (3,829)       (6,176)
                                        --------      ---------      --------      --------      --------

 FINANCING ACTIVITIES
 Proceeds from borrowings                 27,001        215,000            --            --        22,000
 Repayment of borrowings                 (66,764)      (214,925)          (21)       (2,249)      (72,399)
 Proceeds from issuance of senior             --             --            --            --        96,587
   debt
 Repurchase of common stock                   --             --            --        (3,043)       (2,054)
 Distributions to shareholders                --             --            --        (2,641)       (2,242)
 Distributions to parent                 (29,516)          (363)           --            --            --
 Proceeds from exercise of stock              --             --            --            56            96
   options
 Decrease (increase) in financial
   service borrowings                     29,618          5,585       (14,371)       (8,919)        1,006
 Increase in minority interest            35,696             --            --            --            --
 Increase in consolidated land bank
   obligation                             30,022             --            --            --            --
                                        --------      ---------      --------      --------      --------
 Net cash provided (required) by
   financing activities                   26,057          5,297       (14,392)      (16,796)       42,994
                                        --------      ---------      --------      --------      --------
 Net increase (decrease) in cash          47,339        (17,378)      (32,646)        7,158        40,903
 Cash and cash equivalents at
   beginning of period                    18,078         35,456        68,102        60,944        20,041
                                        --------      ---------      --------      --------      --------
Cash and cash equivalents at end of
   period                               $ 65,417      $  18,078      $ 35,456      $ 68,102      $ 60,944
                                        ========      =========      ========      ========      ========




SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                      ENGLE HOLDINGS CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION AND BUSINESS

Engle Holdings Corp. is a holding company formed on November 22, 2000 to acquire 100% of the issued and outstanding shares of Engle Homes, Inc. and subsidiaries (Engle Holdings Corp. and subsidiaries are collectively referred to as the Company). The Company is engaged principally in the construction and sale of residential homes and land development. The Company operates throughout Florida with divisions in Broward County; Palm Beach and Martin Counties; Orlando; Fort Myers; and Naples. The Company also has divisions operating outside Florida including Dallas, Texas; Denver, Colorado; Virginia; and Phoenix, Arizona. Ancillary products and services to its residential home building include land sales to other builders, origination and sale of mortgage loans and title services. The consolidated financial statements include the accounts of the Company and all consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

On November 22, 2000, the Company acquired Engle Homes, Inc. (Engle) which became a wholly-owned subsidiary of Technical Olympic Inc., formerly known as Technical Olympic USA., Inc. (Technical Olympic), pursuant to a merger agreement dated October 12, 2000. Technical Olympic is a wholly-owned subsidiary of Technical Olympic (UK) PLC that is a wholly-owned subsidiary of Technical Olympic S.A., a publicly traded Greek corporation. Engle stockholder's received $19.10 for each share of its common stock at the time of the merger. Following the merger, the common stock of Engle ceased to be publicly traded.

For accounting purposes, the merger is being accounted for using the purchase method. Accordingly, the consolidated financial statements for periods after that date reflect the push-down of the purchase price allocations made by Technical Olympic to the assets and liabilities of the Company. As a result of the change in control of Engle, in the accompanying consolidated financial statements, periods subsequent to November 22, 2000 are labeled as "Successor" and periods prior to November 22, 2000 are labeled as "Predecessor".

Total consideration for the acquisition approximated $542 million, including $326 million of assumed liabilities and $216 million in cash paid. The "push down" basis of accounting resulted in the Company allocating approximately $527 million to inventories and other identifiable assets and $15 million to goodwill.

As a result of the change in control of Engle, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest.

Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of $250 million of its Senior Notes. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

Acquisition related charges amounting to $20.1 million are included in the results of operations in the period from November 1, 2000 through November 21, 2000.

There is no disclosure of earnings per share since the Company has no registered trading capital stock.

Due to the Company's normal operating cycle being in excess of one year, the Company presents an unclassified balance sheet.

PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications have been made to conform the prior periods' amounts to the current year's presentation.

SEGMENT REPORTING

Effective October 31, 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION. Under the provisions of SFAS 131, the Company's operating segments consist of homebuilding and financial services. These two segments are segregated in the accompanying consolidated financial statements under "Homebuilding" and "Financial Services", respectively.

ASSET IMPAIRMENTS

The Company periodically reviews the carrying value of certain of its assets in relation to historical results, current business conditions and trends to identify potential situations in which the carrying value of assets may not be recoverable. If such reviews indicate that the carrying value of such assets may not be recoverable, the Company would estimate the undiscounted sum of the expected future cash flows of such assets to determine if such sum is less than the carrying value of such assets to ascertain if a permanent impairment exists.

If a permanent impairment exists, the Company would determine the fair value by using quoted market prices, if available, for such assets, or if quoted market prices are not available, the Company would discount the expected future cash flows of such assets and would recognize the impairment through a charge to operations.

CASH AND CASH EQUIVALENTS

Unrestricted cash includes amounts in transit from title companies for home closings and highly liquid investments with an initial maturity of three months or less.

Restricted cash consists of amounts held in escrow as required by purchase contracts or by law for escrow deposits held by the Company's title company and compensating balances for various open letters of credit.

INVENTORIES

Inventories are stated at the lower of cost or fair value. Inventories under development or held for development are stated at an accumulated cost unless such cost would not be recovered from the cash flows generated by future disposition. In this instance, such inventories are recorded at fair value. Inventories to be disposed of are carried at the lower of cost or fair value less cost to sell.

Interest, real estate taxes and certain development costs are capitalized to land and construction costs during the development and construction period and are amortized to costs of sales as closings occur.

PROPERTY AND EQUIPMENT, DEPRECIATION AND AMORTIZATION

Property and equipment are stated at cost. Depreciation and amortization are provided over the assets' estimated useful lives ranging from 18 months to 30 years, primarily on the straight-line method. Loan costs are deferred and amortized over the term of the outstanding borrowings.

GOODWILL

The Company has classified the excess of cost over the fair value of the net assets of companies acquired in purchase transactions as goodwill. Goodwill is being amortized on a straight-line method over 20 years. Amortization charged to operations amounted to $856,531, $104,992, $20,373, $349,236 and $343,871 for
the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

REVENUE RECOGNITION

Revenues and profits from sales of commercial and residential real estate and related activities are recognized at closing when title passes to the buyer and all of the following conditions are met: a sale is consummated, a significant down payment is received, the earnings process is complete and the collection of any remaining receivables is reasonably assured.

Fees derived from the Company's financial services segment, including title and mortgage origination services, are recognized as revenue concurrent with the closing of the sale.

SELLING AND MARKETING

Selling and marketing costs are expensed as incurred. Selling and marketing costs included in selling, marketing, and general and administrative expenses in the accompanying consolidated statement of operations amount to approximately $63,400,000, $5,700,000, $2,300,000, $53,300,000, and $50,600,000 for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, respectively.

INCOME TAXES

As a result of the merger as described in Note 1, the Company filed consolidated income tax returns with Technical Olympic beginning November 22, 2000. For the periods ended December 31, 2001, and 2000, income taxes are allocated to the Company based upon a "stand alone" computation in the accompanying consolidated statement of income.

FINANCIAL INSTRUMENTS

The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate, and unless otherwise disclosed, the fair values of financial instruments approximate their recorded values.

STOCK BASED COMPENSATION

The Company recognizes compensation expense for its stock option incentive plans using the intrinsic value method of accounting. Under the terms of the intrinsic value method, compensation cost is the excess, if any, of the quoted market price of the stock at the grant date, or other measurement date, over the amount an employee must pay to acquire the stock.

NEW ACCOUNTING PRONOUNCEMENTS

In June 2001, the Financial Accounting Standards Board (FASB) approved Statement of Financial Accounting Standard 141 (Statement 141), BUSINESS COMBINATIONS, and Statement of Financial Accounting Standards 142 (Statement 142), GOODWILL AND OTHER INTANGIBLE ASSETS. Statement 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Statement 142 will be effective for the Company's fiscal year 2002 and is immediately effective for goodwill and intangible assets acquired after June 30, 2001. Management is in the process of evaluating the effect these standards will have on its financial statements.

In September 2000, the FASB issued Statement of Financial Accounting Standards 140 (Statement 140), ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. Statement 140 amends Statement 125 and provides revised accounting and financial reporting rules for sales, securitizations, and servicing of receivables and other financial assets, and for secured borrowing and collateral transactions. The provisions concerning servicing assets and liabilities as well as extinguishments of liabilities remain consistent with Statement 125. Statement 140 is applicable to transfers occurring after March 31, 2001. The impact of adopting Statement 140 has not been significant to the Company's financial statements.

2. INVENTORIES

Inventories consist of (dollars in thousands):

                                                      DECEMBER 31,
                                                  ---------------------
                                                    2001         2000
                                                  --------     --------

      Land and improvements under development     $302,630     $301,426
      Residential homes under construction         153,673      142,644
                                                  --------     --------
                                                  $456,303     $444,070
                                                  ========     ========

Included in inventory is the following (dollars in thousands):


                                                             PERIOD FROM   PERIOD FROM
                                                             NOVEMBER 22,  NOVEMBER 1,
                                              YEAR ENDED    2000 THROUGH  2000 THROUGH   YEAR ENDED OCTOBER 31,
                                             DECEMBER 31,   DECEMBER 31,  NOVEMBER 21,  -----------------------
                                                2001            2000          2000        2000          1999
                                            ------------    ------------  ------------  --------      --------
      Interest capitalized, beginning of
         period                               $ 23,019      $ 22,296      $ 21,684      $ 19,205      $ 16,326
           Interest incurred and
             capitalized                        18,294         3,169         1,451        24,185        22,098
           Amortized to cost of sales -
             homes                             (27,664)       (2,352)         (832)      (19,746)      (18,625)
           Amortized to cost of sales -
             land                                 (808)          (94)           (7)       (1,960)         (594)
           Reduction of capitalized
             interest - transferred to
             land bank                          (3,407)           --            --            --            --
                                              --------      --------      --------      --------      --------
      Interest capitalized, end of period     $  9,434      $ 23,019      $ 22,296      $ 21,684      $ 19,205
                                              ========      ========      ========      ========      ========

Included in cost of sales - homes during the year ended December 31, 2001, the period from November 1, 2000 through December 31, 2000, and the fiscal years ended October 31, 2000, and October 31, 1999, are impairment losses of approximately $530,000, $161,000, $3,979,000 and $2,690,000, respectively, to reduce certain projects under development to fair value.

During 2001, the Company sold to an investment limited liability company (Investment Company) certain undeveloped real estate tracts. The Investment Company is owned by several of the current and former executive officers of the Company, including without limitation related trusts of management. As of December 31, 2001, the remaining value of lots that can be acquired by the Company approximates $43 million. The Company has placed deposits, entered into a number of agreements, including option contracts and construction contracts with the Investment Company, to develop and buy back fully developed lots from time to time subject to the terms and conditions of such agreements. Additionally, under these agreements, the Company can cancel these agreements to purchase the land by forfeiture of the Company's deposit. The Company believes that the terms of the purchase contract and the terms of the related option and development contracts were comparable to those available from unaffiliated parties.

Although Engle does not have legal title to the assets of the Investment Company and has not guaranteed the liabilities of the Investment Company, Engle does exercise certain rights of ownership over the Investment Company assets. Consequently, the assets and associated liabilities of the Investment Company have been recorded in the accompanying Consolidated Balance Sheet as of December 31, 2001. Minority interest in consolidated subsidiaries, represents the equity provided by members of management.

During 2001, the Company entered into option arrangements with independent third parties to acquire developed lots. Under these option arrangements, the Company placed deposits, which provide the right to acquire developed lots at market prices. Additionally, under these arrangements, the Company can cancel these arrangements to purchase the land by forfeiture of the deposit.

Although the Company does not have legal title to the assets of these independent third parties and has not guaranteed the liabilities, the Company does exercise certain rights of ownership over the entity's assets. Consequently, the assets and associated liabilities of these entities have been recorded in the accompanying consolidated balance sheet as of December 31, 2001.

As a result of the above transaction, the Company has included on its consolidated balance sheet inventory and land deposits of approximately $66 million, minority interest of approximately $36 million, which represents the equity of investors, and consolidated land bank obligation of approximately $30 million. These obligations are at market interest rates and are repaid on lot closings with a final maturity through 2004.

3. FINANCIAL SERVICES

Financial service revenue and expenses consist of the following (dollars in thousands):


                                                     PERIOD FROM     PERIOD FROM
                                                     NOVEMBER 22,    NOVEMBER 1,
                                      YEAR ENDED     2000 THROUGH    2000 THROUGH    YEAR ENDED OCTOBER 31,
                                     DECEMBER 31,    DECEMBER 31,    NOVEMBER 21, -----------------------
                                         2001            2000            2000       2000          1999
                                     -----------    -----------    ------------   -------        -------
                                     (SUCCESSOR)    (SUCCESSOR)    (PREDECESSOR)           (PREDECESSOR)
Revenue:
   Mortgage services                   $16,400        $1,265        $  432        $10,277        $ 9,745
   Title services                       16,259         1,297           646         11,853         12,946
                                       -------        ------        ------        -------        -------
Total financial service revenue         32,659         2,562         1,078         22,130         22,691
                                       -------        ------        ------        -------        -------
Expenses:
   Mortgage services                     6,800           545           378          5,635          5,517
   Title services                       10,888         1,090           583          9,689         10,390
                                       -------        ------        ------        -------        -------
Total financial service expense         17,688         1,635           961         15,324         15,907
                                       -------        ------        ------        -------        -------
Total financial service income
   before income taxes                 $14,971        $  927        $  117        $ 6,806        $ 6,784
                                       =======        ======        ======        =======        =======

---------------
Intercompany charges have been eliminated.


In order to fund the origination of residential mortgage loans, the Company entered into a $40 million revolving warehouse line of credit (including a purchase agreement) whereby funded mortgage loans are pledged as collateral. The line of credit bears interest at the Federal Funds rate plus 1.375% (2.895% at December 31, 2001).

The line of credit includes restrictions including maintenance of certain financial covenants. The Company is required to fund 2% of all mortgages originated and to sell all funded mortgages within 90 days. The warehouse line of credit expires July 5, 2002. As of December 31, 2001, the Company was committed to selling its entire portfolio of mortgage loans held for sale.

4. BORROWINGS

Borrowings consist of (dollars in thousands):

                                                    DECEMBER 31,
                                             ------------------------
                                               2001            2000
                                             --------        --------

      Unsecured borrowings from banks        $202,000        $215,000
      Senior Notes due 2008, at 9.25%          12,897          38,065
      Other                                       938           2,532
                                             --------        --------
                                             $215,835        $255,597
                                             ========        ========

In connection with the acquisition of the Company by Technical Olympic on November 22, 2000, the Company entered into a Credit Agreement (the Credit Agreement) with a bank providing for a $100 million term loan commitment and a $275 million revolving credit facility (subject to reduction based upon periodic determinations of a borrowing base). Proceeds from these facilities provide working capital and financed the required repurchase offer made to holders of the Company's then outstanding $250 million principal amount of 9 1/4% Senior Notes due 2008 (Senior Notes). The term loan and revolving credit facility terminate on November 22, 2002 whereupon all amounts outstanding become due. The revolving credit facility also provides credit support for the issuance of letters of credit needed from time to time in the Company's business. The Company's previous bank revolving credit facility was repaid and cancelled. The terms of the Credit Agreement contain restrictive covenants which require the Company, among other things, to maintain a minimum tangible net worth and maintain certain financial ratios.

As a result of the change in control of the Company, the Company was required by the indentures governing its Senior Notes to offer to repurchase all of its outstanding Senior Notes at a price of 101% of the principal plus accrued interest. Upon termination of the offer in January 2001, the Company repurchased approximately $237 million of its Senior Notes. Funds to repurchase these Senior Notes were provided from the issuance of the $100 million term loan under the Credit Agreement and additional advances under the Company's revolving credit facility. Approximately $13 million of the Senior Notes were not tendered and remain outstanding as of December 31, 2001.

Maturities of borrowings are as follows (in thousands):

         Year ended December 31,
            2002                                           $202,000
            2003                                                938
            2004                                                 --
            2005                                                 --
          Thereafter                                         12,897
                                                           --------
                                                           $215,835
                                                           ========

The carrying amount of the Company's borrowings approximates fair value as of December 31, 2001 due to their fluctuating interest rates based on the prime rate or LIBOR.

5. STOCK BASED COMPENSATION

There are no common stock options outstanding at December 31, 2001 and December 31, 2000. During the year ended October 31, 2000, 4,900 common stock options were exercised at an average exercise price of $11.50. Additionally, 20,000 common stock options were forfeited. As a result of the change of control in November 2000 (see Note 1), all of the outstanding common stock options (965,000) were bought out by the Company.

Under the Company's former Performance Bonus Plan (the Bonus Plan) established in 1997, the Company issued 127,000 and 69,000 shares of common stock valued at approximately $1,223,000 and $882,000 during the fiscal years ended October 31, 2000, and 1999, respectively. No shares under the Bonus Plan were issued during 2001 and the period from November 1, 2000 through December 31, 2000.

At October 31, 2000, the Company had a fixed stock option plan (the 1991 Stock Option Plan) which is described below. The Company applies APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for the Plan. Under APB Opinion 25, if the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

Under the 1991 Stock Option Plan, as amended, options were authorized to be granted to purchase 1,000,000 common shares of the Company's stock at not less than the fair market value at the date of the grant. Options expire ten years from the date of grant, and typically vest evenly over a five-year period.

SFAS Statement No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, requires the Company to provide pro forma information regarding net income and net income per share as if compensation cost associated with options granted under the Company's stock option plan had been determined in accordance with the fair value based method prescribed in SFAS Statement No. 123. During the year ended October 31, 1999, the Company granted 10,000 options to purchase shares of the Company's common stock at $12.75 and 110,000 options at $10.88, the closing prices on the date of each grant. There were no options granted subsequent to fiscal year October 31, 1999. The Company's pro forma net income and income per share under the accounting provisions of SFAS Statement No. 123 did not materially differ from the reported amounts and are presented below (dollars in thousands).

                                                 YEAR ENDED OCTOBER 31,
                                                -------------------------
                                                  2000             1999
                                                --------         --------

      Net income, as reported                   $ 35,664         $ 28,026
      Estimated stock compensation costs            (497)            (512)
                                                --------         --------
      Pro forma net income                      $ 35,167         $ 27,514
                                                ========         ========

The Black-Scholes method was used to compute the pro forma amounts presented above, utilizing the weighted average assumptions summarized below. The weighted average fair value of options granted was $4.76 for the year ended October 31, 1999.

                                                     1999
                                                  -------

      Risk-free interest rate                        5.15%
      Volatility %                                  45.83%
      Expected life (in years)                    7 years
      Dividend yield rate                            2.00%

A summary of the status of the Plan and changes are presented below:


                                          PERIOD FROM
                                   NOVEMBER 1, 2000 THROUGH             YEAR ENDED                     YEAR ENDED
                                      NOVEMBER 21, 2000              OCTOBER 31, 2000                OCTOBER 31, 1999
                                   ------------------------       ------------------------       ------------------------
                                                    WEIGHTED                     WEIGHTED                       WEIGHTED
                                                    AVERAGE                       AVERAGE                       AVERAGE
                                                   EXERCISE                       EXERCISE                       EXERCISE
                                    SHARES           PRICE         SHARES          PRICE         SHARES           PRICE
                                   --------        --------       --------        --------       --------        --------
Outstanding at beginning of
   year                             965,100        $  11.70        990,000        $  11.74        895,200        $  11.81
     Granted                             --              --             --              --        120,000           11.04
     Exercised                           --              --         (4,900)          11.50        (10,200)           9.49
     Repurchased                   (965,100)          11.70             --              --             --              --
     Forfeited                           --              --        (20,000)          13.75        (15,000)          11.68
                                   --------        --------       --------        --------       --------        --------
Outstanding at end of year               --        $     --        965,100        $  11.70        990,000        $  11.74
                                   ========        ========       ========        ========       ========        ========

Options exercisable at
   year-end                              --        $     --        709,100        $  11.31        610,400        $  11.24
                                   ========        ========       ========        ========       ========        ========

Weighted average fair value
   of options granted during
   the year                                                                                                      $   4.76
                                                                                                                 ========

6. INCOME TAXES

The income tax provision in the consolidated statements of operations consists of the following components (dollars in thousands):


                                      PERIOD FROM           PERIOD FROM
                                      NOVEMBER 22,           NOVEMBER 1,
                      YEAR ENDED    2000 THROUGH           2000 THROUGH              YEAR ENDED OCTOBER 31,
                     DECEMBER 31,    DECEMBER 31,           NOVEMBER 21,          ------------------------------
                        2001            2000                    2000                2000                 1999
                    -------------   ------------           -------------          --------             --------
Current:
   Federal            $37,030            $    --             $     --             $ 21,252             $ 15,287
   State                3,951                 --                   --                1,974                2,558
                      -------            -------             --------             --------             --------
                       40,981                 --                   --               23,226               17,845

Deferred:
   Federal                877              2,449               (5,389)              (1,994)                (194)
   State                  210                315                 (560)                 302                  (32)
                      -------            -------             --------             --------             --------
                        1,087              2,764               (5,949)              (1,692)                (226)
                      -------            -------             --------             --------             --------
Total                 $42,068            $ 2,764             $ (5,949)            $ 21,534             $ 17,619
                      =======            =======             ========             ========             ========

The provision for income taxes was different from the amount computed by applying the statutory rate due to the effect of state income taxes, except for the period from November 1, 2000 through November 21, 2000, which included merger related expenses not deductible for tax purposes.

Temporary differences which gave rise to deferred income tax assets and liabilities at December 31, 2001 and December 31, 2000 are as follows (dollars in thousands):


                                                                            YEAR ENDED DECEMBER 31
                                                                          -------------------------
                                                                            2001              2000
                                                                          -------          --------
      Deferred tax liabilities:
         Differences in reporting selling and marketing costs for
           tax purposes                                                   $  (744)         $ (1,096)
         Other                                                               (120)             (572)
                                                                          -------          --------
      Gross deferred tax liabilities                                         (864)           (1,668)
                                                                          -------          --------

      Deferred tax assets:
         Inventory                                                          4,745             5,771
         Property and equipment                                               250               468
         Income recognized for tax purposes and deferred for                   38               107
           financial reporting purposes
         Net operating loss for tax purposes                                   --             4,879
                                                                          -------          --------
      Gross deferred tax assets                                             5,033            11,225
                                                                          -------          --------
      Net deferred tax asset                                              $ 4,169          $  9,557
                                                                          =======          ========

7. COMMITMENTS AND CONTINGENCIES

The Company is subject to the normal obligations associated with entering into contracts for the purchase, development and sale of real estate in the routine conduct of its business. The Company is committed under various letters of credit and performance bonds which are required for certain development activities, deposits on land and lot purchase contract deposits. Deposits for future purchases of land totaled approximately $25.6 million at December 31, 2001. Outstanding letters of credit and performance bonds under these arrangements totaled approximately $57.1 million at December 31, 2001.

The Company and its subsidiaries occupy certain facilities, including the Company's headquarters in Boca Raton, Florida, under lease arrangements. Rent expense, net of sublease income, amounted to approximately $2,200,000, $269,000, $127,000, $2,000,000, and $1,900,000, for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, respectively. Sublease income is derived primarily from tenants occupying space under month-to-month and annual leases.

Future minimum rental commitments for operating leases with non-cancelable terms in excess of one year are as follows:

         2002                                      $2,410,000
         2003                                       2,000,000
         2004                                       1,674,000
         2005                                       1,246,000
         2006                                         906,000
         2007                                         253,000
         2008                                         242,000
         2009                                         242,000

The Company has a defined contribution plan established pursuant to Section 401(k) of the Internal Revenue Code. Employees contribute to the plan a percentage of their salaries, subject to certain dollar limitations, and the Company matches a portion of the employees' contributions. The Company's contribution to the plan for the year ended December 31, 2001, the period from November 22, 2000 through December 31, 2000, the period from November 1, 2000 through November 21, 2000, and the fiscal years ended October 31, 2000, and 1999, amounted to $615,000, $65,000, $24,000, $429,000, and $181,000,
respectively. Concurrently with the signing of the merger agreement with Technical Olympic, the Company entered into employment contracts with certain executive officers. The agreements provide for an initial employment term beginning on the closing of the tender offer and ending December 31, 2003. Pursuant to the employee agreements, executive officers received annual base salaries aggregating approximately $2,474,000 for the calendar year, with scheduled annual increases beginning January 1, 2001 thereafter. In addition, the employee agreements establish incentive bonus formulas comparable to the criteria previously used by the Company in determining annual discretionary incentive bonuses. Total compensation under the employee agreement with the Company's former Chairman of the Board, President, and Chief Executive Officer amounted to $2,355,770 for the year ended December 31, 2001.

The Company has entered into an agreement with an insurance company to underwrite Private Mortgage Insurance on certain loans originated by PHMC. Under the terms of the agreement, the Company shares in premiums generated on the loans and is exposed to losses in the event of loan default. At December 31, 2001, the Company's maximum exposure to losses relating to loans insured is approximately $1,387,000, which is further limited to the amounts held in trust of approximately $511,000. The Company minimizes the credit risk associated with such loans through credit investigations of customers as part of the loan origination process and by monitoring the status of the loans and related collateral on a continuous basis.

The Company is involved, from time to time, in litigation arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

8. ACQUISITION AND MERGER RELATED CHARGES

On March 6, 2001, Newmark Homes Corp. (Newmark) announced it is considering the possible merger of Newmark with the Company. The Special Committee of Newmark's independent directors is reviewing the transaction and will make a recommendation to Newmark's full board. There are no assurances that the Special Committee will either recommend the merger or that such a merger will be consummated. Any merger would also be subject to execution of a definitive agreement, certain regulatory and other approvals as well as the approval of various lenders of the Company, Newmark, and Technical Olympic Inc. If the merger is consummated, it is contemplated that shares of the Company would be exchanged for shares of Newmark. During 2001, in connection with the proposed merger, the Company incurred approximately $2 million in legal, consulting, and related costs. These costs are included in acquisition and merger related charges in the accompanying statement of operations.

9. RELATED PARTY TRANSACTIONS

During 2001, the Company entered into purchasing agreements with Technical Olympic S.A. The agreements provide that Technical Olympic S.A. would purchase certain of the materials and supplies necessary for operations and sell them to the Company, all in an effort to consolidate the purchasing function. Although Technical Olympic S.A. would incur certain franchise tax expense, the subsidiaries would not be required to pay such additional liability.

During 2001, the Company entered into certain transactions to acquire developed lots from an entity owned by several of the current and former executive officers of the Company. See Note 2.

10. QUARTERLY RESULTS FOR 2001 AND 2000 (UNAUDITED)

Quarterly results for the twelve months ended December 31, 2001 and October 31, 2000 follow (dollars in thousands):


                                                   1ST               2ND               3RD              4TH
                                                 QUARTER           QUARTER           QUARTER          QUARTER
                                                 -------           -------           -------          -------
2001
Revenues                                          $222,581          $254,576          $260,032         $269,506
Income before income taxes                          22,555            26,139            31,150           31,548
Net income                                          14,153            16,402            19,547           19,222

2000
Revenues                                           167,174           212,112           224,308          240,417
Income before income taxes                           8,660            14,572            16,620           17,346
Net income                                           5,490             9,239            10,537           10,398



11. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                                                        PERIOD FROM          PERIOD FROM
                                                     NOVEMBER 22, 2000     NOVEMBER 1, 2000           THREE
                                                           THROUGH             THROUGH             MONTHS ENDED
                                                     DECEMBER 31, 2000     NOVEMBER 21, 2000      JANUARY 31, 2000
                                                     -----------------     -----------------      ----------------
                                                                             (IN THOUSANDS)
      Revenues                                             $ 87,286             $ 27,606             $167,174
      Costs and expenses                                     80,118               47,788              158,514
                                                           --------             --------             --------
      Income (loss) before income tax (benefit)
                                                              7,168              (20,182)               8,660
      Provision (benefit) for income taxes                    2,764               (5,949)               3,170
                                                           --------             --------             --------
      Net Income (Loss)                                    $  4,404             $(14,233)            $  5,490
                                                           ========             ========             ========


                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              PERIOD FROM      PERIOD FROM
                                                         NOVEMBER 22, 2000    NOVEMBER 1, 2000         THREE
                                                             THROUGH              THROUGH            MONTHS ENDED
                                                         DECEMBER 31, 2000    NOVEMBER 21, 2000    JANUARY 31, 2000
                                                         -----------------    -----------------    ----------------
                                                                                (IN THOUSANDS)
      Net cash (provided) required by operating
         activities                                          $(22,643)            $(17,733)            $(24,300)
                                                             --------             --------             --------
      Net cash (required) by investing activities                 (32)                (521)              (1,012)
                                                             --------             --------             --------
      Net cash provided (required) by financing
         activities                                             5,297              (14,392)              (1,784)
                                                             --------             --------             --------
      Net increase (decrease) in cash                         (17,378)             (32,646)             (27,096)
      Cash and cash equivalents at
         beginning of period                                   35,456               68,102               60,944
                                                             --------             --------             --------
      Cash and cash equivalents at end
         of period                                           $ 18,078             $ 35,456             $ 33,848
                                                             ========             ========             ========



12. SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION


                                                       PERIOD FROM       PERIOD FROM
                                                       NOVEMBER 22,      NOVEMBER 1,
                                      YEAR ENDED       2000 THROUGH      2000 THROUGH        YEAR ENDED OCTOBER 31,
                                     DECEMBER 31,      DECEMBER 31,      NOVEMBER 21,       ------------------------
                                         2001              2000              2000             2000            1999
                                     ------------      ------------      ------------        -------         -------
                                                                     (IN THOUSANDS)
Interest paid (net of interest
   capitalized)                        $ 1,889         $    5,611         $       --         $   374         $    --
                                       =======         ==========         ==========         =======         =======

Income taxes paid                      $38,752         $       --         $    1,000         $23,612         $16,418
                                       =======         ==========         ==========         =======         =======
